SUB-ITEM 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                           AIM FINANCIAL SERVICES FUND

A Special Meeting ("Meeting") of Shareholders of AIM Financial Services Fund, an investment portfolio of AIM Sector Funds, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The Meeting was held for the following purposes:

(1) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

(2)(a) Approve modification of fundamental restrictions on issuing senior securities and borrowing money.

(2)(b) Approve modification of fundamental restriction on underwriting securities.

(2)(c) Approve modification of fundamental restriction on industry concentration.

(2)(d) Approve modification of fundamental restriction on real estate investments.

(2)(e) Approve modification of fundamental restriction on purchasing or selling commodities.

(2)(f) Approve modification of fundamental restriction on making loans.

(2)(g) Approve modification of fundamental restriction on investment in investment companies.

(3) Approve changing the fund's sub-classification from "diversified" to "non-diversified" and approve the elimination of a related fundamental investment restriction.

(4)    Approve making the investment objective of the fund non-fundamental.

The results of the voting on the above matters were as follows:

                                                                             Withheld/      Broker
Matter                                          Votes For   Votes Against   Abstentions    Non-Votes
------                                         ----------   -------------   -----------   ----------
(1)    Approve a new sub-advisory agreement
       between Invesco Aim Advisors, Inc.
       and each of AIM Funds Management,
       Inc.; Invesco Asset Management
       Deutschland, GmbH; Invesco Asset
       Management Limited; Invesco Asset
       Management (Japan) Limited; Invesco
       Australia Limited; Invesco Global
       Asset Management (N.A.), Inc.;
       Invesco Hong Kong Limited; Invesco
       Institutional (N.A.), Inc.; and
       Invesco Senior Secured Management,
       Inc..................................    7,671,619      642,593        474,111      1,982,530

(2)(a) Approve modification of fundamental
       restrictions on issuing senior
       securities and borrowing money.......    7,673,540      675,123        439,661      1,982,529

(2)(b) Approve modification of fundamental
       restriction on underwriting
       securities...........................    7,709,674      639,618        439,031      1,982,530

(2)(c) Approve modification of fundamental
       restriction on industry
       concentration........................    7,709,249      637,569        441,506      1,982,529

(2)(d) Approve modification of fundamental
       restriction on real estate
       investments..........................    7,678,586      670,208        439,530      1,982,529

(2)(e) Approve modification of fundamental
       restriction on purchasing or selling
       commodities..........................    7,679,932      662,105        446,287      1,982,529

(2)(f) Approve modification of fundamental
       restriction on making loans..........    7,607,809      730,330        450,185      1,982,529

(2)(g) Approve modification of fundamental
       restriction on investment in
       investment companies.................    7,663,646      681,971        442,706      1,982,530

                                                                    SUB-ITEM 77C

                                                                             Withheld/      Broker
Matter                                          Votes For   Votes Against   Abstentions    Non-Votes
------                                         ----------   -------------   -----------   ----------
(3)    Approve changing the fund's
       sub-classification from "diversified"
       to "non-diversified" and approve the
       elimination of a related fundamental
       investment restriction...............    7,468,456      827,416        492,453      1,982,528

(4)    Approve making the investment
       objective of the fund
       non-fundamental......................    7,482,303      811,693        494,328      1,982,529

The Meeting was adjourned until March 28, 2008, with respect to the following proposals:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

The results of the voting on the above matters were as follows:

                                                              Withheld/
Matter                                          Votes For   Abstentions**
------                                         ----------   -------------
(1)*   Bob R. Baker.........................   88,717,373     5,671,001
       Frank S. Bayley......................   88,801,632     5,586,742
       James T. Bunch.......................   88,783,538     5,604,836
       Bruce L. Crockett....................   88,756,632     5,631,742
       Albert R. Dowden.....................   88,815,368     5,573,006
       Jack M. Fields.......................   88,844,546     5,543,828
       Martin L. Flanagan...................   88,815,726     5,572,648
       Carl Frischling......................   88,754,426     5,633,948
       Prema Mathai-Davis...................   88,771,961     5,616,413
       Lewis F. Pennock.....................   88,765,374     5,623,000
       Larry Soll, Ph.D.....................   88,747,542     5,640,832
       Raymond Stickel, Jr. ................   88,770,784     5,617,590
       Philip A. Taylor.....................   88,815,765     5,572,609

                                                                             Withheld/      Broker
                                                Votes For   Votes Against   Abstentions    Non-Votes
                                               ----------   -------------   -----------   ----------
(2)*   Approve an amendment to the Trust's
       Agreement and Declaration of Trust
       that would permit the Board of
       Trustees of the Trust to terminate
       the Trust, the Fund, and each other
       series portfolio of the Trust, or a
       share class without a shareholder
       vote.................................   62,725,184     9,531,367      3,263,444    18,868,379

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 31, 2007 with the SEC under Accession number 0000950134-07-026317.

----------
* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Sector Funds.

**   Includes Broker Non-Votes.